SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Middlefield Banc Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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Notice of Annual Meeting of Shareholders
Proxy Statement
Purpose of the Meeting
Voting and Revocation of Proxies
Record Date and Outstanding Shares; Quorum
Vote Required
Abstentions and Broker Non-Votes
Voting Securities and Principal Holders
Corporate Governance
First Proposal — Increase the Size of Middlefield’s Board
Second and Third Proposals — Election of Directors
Fourth Proposal — Ratification of Appointment of Independent Auditor
Shareholder Proposals
Section 16(a) Beneficial Ownership Reporting Compliance
General
Shareholder Communications
Information Available to Shareholders

[LOGO]

April 5, 2004

Dear Shareholders:

     You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Middlefield Banc Corp. The meeting will be held on Wednesday, May 12, 2004, 1:00 p.m. local time at the Grandview Inn, 13404 Old State Road, Middlefield, Ohio. The attached Notice of Annual Meeting of Shareholders and proxy statement discuss the business to be conducted at the meeting.

     Your vote is important, regardless of the number of shares you own. Please read the enclosed proxy statement and then complete, sign, and date the enclosed proxy and return it in the accompanying postage-paid return envelope as promptly as possible. This will not prevent you from voting in person, but it will ensure that your vote is counted.

     Thank you for your attention to this important matter.

Sincerely,

Donald D. Hunter
Chairman of the Board

Middlefield Banc Corp.
15985 East High Street
Middlefield, Ohio 44062
(440) 632-1666

Notice of Annual Meeting of Shareholders

     Notice is hereby given that the 2004 Annual Meeting of Shareholders of Middlefield Banc Corp. will be held at the Grandview Inn, 13404 Old State Road, Middlefield, Ohio, on Wednesday, May 12, 2004, at 1:00 p.m. local time.

     A proxy and a proxy statement for the 2004 Annual Meeting are enclosed. The purpose of the Annual Meeting is to consider and act upon —

1)	a proposal to increase the number of directors from nine to eleven,

2)	election of one director to serve until the 2005 Annual Meeting of Shareholders or until his successor is elected and qualified,

3)	election of four directors to serve until the 2007 Annual Meeting of Shareholders or until their successors are elected and qualified,

4)	ratification of the Board’s appointment of S.R. Snodgrass, A.C. as independent auditor for the fiscal year ending December 31, 2004, and

5)	such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors is not aware of any other business to come before the Annual Meeting. Any action may be taken on the foregoing proposals at the 2004 Annual Meeting on the date specified or on any date or dates to which the Annual Meeting may be adjourned or postponed. The record date for determining shareholders entitled to notice of and to vote at the meeting is March 24, 2004.

     You are requested to complete and sign the enclosed proxy, which is solicited by the Board of Directors, and to return it promptly in the postage-paid return envelope provided. Please sign your name on the proxy exactly as indicated thereon.

By Order of the Board of Directors,

Nancy C. Snow
Secretary

Middlefield, Ohio
April 5, 2004

IMPORTANT: PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING

Thank you for acting promptly

Middlefield Banc Corp.
15985 East High Street
Middlefield, Ohio 44062
(440) 632-1666

Proxy Statement

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Middlefield Banc Corp. (“Middlefield”), an Ohio corporation, of proxies to be voted at the 2004 Annual Meeting of Shareholders and at any adjournment or postponement thereof. The Annual Meeting will be held on Wednesday, May 12, 2004, at 1:00 p.m. local time, at the Grandview Inn, 13404 Old State Road, Middlefield, Ohio. The accompanying Notice of Meeting and this proxy statement are first being mailed to shareholders on or about April 5, 2004.

Purpose of the Meeting

     At the Annual Meeting, we will ask Middlefield shareholders to (i) increase the size of the Board from nine to eleven directors, (ii) elect one director to serve until the 2005 Annual Meeting or until his successor is elected and qualified, (iii) elect four directors to serve until the 2007 Annual Meeting or until their successors are elected and qualified, and (iv) ratify the appointment of Middlefield’s independent auditor.

Voting and Revocation of Proxies

     Proxies solicited hereby may be used at the Annual Meeting only and will not be used for any other meeting. Proxies solicited by the Board will be voted in accordance with the directions given. If no instructions are given, proxies will be voted in favor of the proposals set forth in this proxy statement.

     Shareholders who execute proxies retain the right to revoke them at any time before completion of the Annual Meeting, but revocation will not affect a vote previously taken. You may revoke a proxy by —

•	attending the Annual Meeting and advising Middlefield’s Secretary that you intend to vote in person (but your attendance at the Annual Meeting will not constitute revocation of a proxy),

•	giving a subsequent proxy relating to the same shares, or

•	filing with the Secretary at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy.

     A written notice revoking a proxy should be delivered to Ms. Nancy C. Snow, Secretary, Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062. Unless revoked, the shares represented by proxies will be voted at the Annual Meeting.

Record Date and Outstanding Shares; Quorum

     If you were a shareholder at the close of business on March 24, 2004, you are entitled to vote at the Annual Meeting. As of March 24, 2004, there were 1,227,423 shares of Middlefield common stock issued and outstanding. When present in person or by proxy at the Annual Meeting, the holders of a majority of the shares of Middlefield common stock issued and outstanding and entitled to vote will constitute a quorum for the conduct of business at the meeting.

Vote Required

     Shareholders are entitled to one vote for each share held. Shareholders are not entitled to cumulate their votes in the election or removal of directors or otherwise.

     A majority of the votes cast at a meeting at which a quorum is present is required to approve the increase in the size of the Board from nine to eleven directors. Directors are elected by a plurality vote of shareholders present in person or by proxy and constituting a quorum, meaning the nominees receiving the greatest numbers of votes will be elected.

Abstentions and Broker Non-Votes

     Abstention may be specified on all proposals except the election of directors. Although they are counted for purposes of establishing that a quorum is present, abstentions and broker non-votes are not counted as votes cast. Because directors are elected by a plurality of votes cast, abstentions and broker non-votes have no effect on the election of directors. Broker non-votes also have no effect on the proposal to increase the size of the Board because adoption of the proposal only requires a majority of the votes cast at a meeting at which a quorum is present.

Voting Securities and Principal Holders

     No person is known by Middlefield to own beneficially more than 5% of the outstanding common stock. The following table shows the beneficial ownership of Middlefield common stock on March 24, 2004, by —

•	each director and director nominee and each executive officer identified in the Summary Compensation Table, and

•	all directors, nominees, and executive officers as a group.

     For purposes of the table, a person is considered to beneficially own any shares over which he or she exercises sole or shared voting or investment power or of which he or she has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, voting power and investment power are exercised solely by the person named or they are shared with members of his or her household. Shares deemed to be outstanding for purposes of computing “Percent of stock” are calculated on the basis of 1,227,423 shares outstanding, plus the number of shares each individual has the right to acquire within 60 days.

			Shares acquirable
	Shares		within
	beneficially		60 days by exercise of	Percent of
Directors, nominees and named executive officers	owned		options (1)	stock
Thomas G. Caldwell, President and Chief Executive Officer	9,595	(2)	5,433	1.2%
Richard T. Coyne	2,212	(3)	1,102	0.3%
Frances H. Frank	7,402	(4)	1,741	0.7%
Jay P. Giles, Senior Vice President — Senior Commercial Lender	573	(5)	1,601	0.2%
Thomas C. Halstead	9,497	(6)	1,312	0.9%
George F. Hasman	6,506		1,312	0.6%
James R. Heslop, II, Executive Vice President and Chief Operating Officer	1,100	(7)	4,882	0.5%
Donald D. Hunter, Chairman of the Board	8,497	(8)	1,741	0.8%
James J. McCaskey	57	(9)	0	0.0%
Martin S. Paul	131		1,741	0.2%
Carolyn J. Turk	21		0	0.0%
Donald E. Villers	8,354	(10)	1,363	0.8%
Other executive officers (5 people)	1,902		7,741	0.8%

All directors, nominees, and executive officers as a group (17 people)	55,847		29,969	6.8%

(1)	Options granted under Middlefield’s 1999 Stock Option Plan. Options granted under the plan vest and become exercisable one year after the grant date and have ten-year terms.

(2)	Includes 114 shares held by Mr. Caldwell as custodian for his minor children. The remaining shares are held jointly with spouse.

(3)	Mr. Coyne’s 2,212 shares are held TOD (“transfer on death”) with spouse.

(4)	Includes 4,341 shares held by Mrs. Frank’s spouse. Mrs. Frank disclaims beneficial ownership of shares held by her spouse.

(5)	Includes 186 shares held in trust. The remaining shares are held by Mr. Giles individually.

(6)	Includes 3,215 shares held by Mr. Halstead’s spouse in trust.

(7)	Includes 139 shares held by Mr. Heslop as custodian for his minor children.

(8)	Includes 533 shares held by First United Methodist Church, for which Mr. Hunter acts as trustee.

(9)	Mr. McCaskey’s 57 shares are held jointly with spouse.

(10)	Includes 4,153 shares held by Mr. Villers’ spouse individually or jointly with her children. Mr. Villers disclaims beneficial ownership of the shares held by his spouse. The remaining shares are held by Mr. Villers individually or jointly with his spouse and children.

Corporate Governance

     Middlefield periodically reviews its corporate governance policies and procedures to ensure that Middlefield meets the highest standards of ethical conduct, reports with accuracy and transparency, and maintains full compliance with laws, rules, and regulations that govern Middlefield’s operations. As part of the corporate governance process, the Board reviews and adopts corporate governance policies and practices for Middlefield.

     Middlefield has adopted a Code of Conduct that is designed to promote the highest standards of ethical conduct by Middlefield’s directors, executive officers, and employees. The Code of Conduct requires that Middlefield’s directors, executive officers, and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in Middlefield’s best interest. Under the terms of the Code of Conduct, directors, executive officers, and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. In addition, Middlefield has adopted a Code of Ethics for Financial Professionals, which applies to Middlefield’s principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions for Middlefield. The Code of Ethics for Financial Professionals is available on Middlefield’s website at www.middlefieldbank.com.

     As a mechanism to encourage compliance with the Code of Conduct and Code of Ethics for Financial Professionals, Middlefield has established procedures to receive, retain, and address complaints received regarding accounting, internal accounting controls, or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.

First Proposal — Increase the Size of Middlefield’s Board

     Article III, Section 3, of Middlefield’s Regulations provides that the shareholders may by affirmative vote fill any newly created directorships after a vote to increase the number of directors at a meeting called for this purpose. Middlefield’s Board of Directors currently consists of nine directors. Middlefield proposes to increase the size of the Board to eleven directors at the Annual Meeting. The purpose of this proposal is to allow Middlefield to seat high-quality individuals as directors. Adoption of this proposal requires a majority of the votes cast at the Annual Meeting, provided a quorum is present at the meeting.

     Article III, Section 3, of Middlefield’s Regulations also provides that any directors elected in this manner will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor has been elected. Moreover, when the number of directors is increased, any newly established directorships must be apportioned among the director classes so as to make all the classes as nearly equal in number as possible. Accordingly, should this proposal be adopted, Middlefield’s Board would consist of the following three classes:

•	Class I would include Directors Halstead, Villers, Frank, and director nominee McCaskey whose terms would expire at the 2005 Annual Meeting;

•	Class II would include Directors Hasman, Heslop, and Paul whose terms expire at the 2006 Annual Meeting; and

•	Class III would include Directors Caldwell, Coyne, and Hunter, and director nominee Turk whose terms would expire at the Annual Meeting in 2007.

     If this proposal does not receive the required shareholder vote, Middlefield’s Board size will remain at nine directors, and Mr. McCaskey and Ms. Turk will not be nominees for director. However, Mr. McCaskey and Ms. Turk will continue to serve as directors of the bank regardless of whether the proposal to increase Middlefield’s Board size is approved and regardless of whether they are elected to Middlefield’s Board.

     The Board recommends a vote “FOR” increasing the size of the Board of Directors from nine to eleven directors

Second and Third Proposals — Election of Directors

     According to Article III, Section 2, of Middlefield’s regulations, the Board may consist of no fewer than five and no more than 25 directors, the precise number being fixed or changed from time to time within that range by the Board or by majority vote of shareholders acting at an annual meeting. At the 2004 Annual Meeting, Mr. James J. McCaskey will be nominated to serve as a director for the term ending at the 2005 Annual Meeting of Shareholders or until his successor is elected and qualified. In addition, Directors Caldwell, Coyne, and Hunter, and Ms. Carolyn J. Turk will be nominated to serve as directors for three-year terms ending at the 2007 Annual Meeting of Shareholders, or until their successors are elected and qualified. Mr. McCaskey’s nomination and Ms. Turk’s nomination are both contingent upon shareholders approving the proposal to increase the size of Middlefield’s Board to eleven directors.

			Current
Five director nominees and six		Director	term
continuing directors	Age	since	expires	Principal occupation in the last 5 years
Nominee for the Term Ending in 2005

James J. McCaskey	40		2005	Mr. McCaskey is the President of McCaskey Landscape & Design, LLC, a design-build landscape development company. Previously, he was the Vice President of Sales for the Pattie Group, also a design-build landscape development company, with which he had been employed for seventeen years. He was appointed as a Director of The Middlefield Banking Company in 2003

Four Nominees for the Term Ending in 2007

Thomas G. Caldwell	46	1997	2007	Mr. Caldwell is President and Chief Executive Officer of Middlefield and the bank. Mr. Caldwell served as Vice President of Middlefield until October 2000, when he became its President and CEO

Richard T. Coyne	68	1997	2007	Mr. Coyne is the General Manager of Jaco Products, a production plastics component manufacturer located in Middlefield, Ohio

Donald D. Hunter	75	1977	2007	Mr. Hunter serves as Chairman of the Board of each of Middlefield and the bank. He is co-owner of H&H Hardware, Inc. in Middlefield, Ohio

Carolyn J. Turk	47		2007	Ms. Turk is the Controller of Molded Fiber Glass Company and a licensed CPA. She was appointed as a Director of The Middlefield Banking Company in 2003
Six Continuing Directors

Frances H. Frank	56	1995	2005	Mrs. Frank is the Secretary and Treasurer of The Frank Agency, Inc., a general insurance agency located in Middlefield, Ohio

Thomas C. Halstead	72	1988	2005	Mr. Halstead is co-owner of Settlers Farm, a retail shopping area located in Middlefield, Ohio. He previously was owner of Settlers Collections, a retail gift outlet

Donald E. Villers	70	1987	2005	Mr. Villers is retired, having previously served as a superintendent with Copperweld Steel, from which he retired after 31 years of service

			Current
Five director nominees and six		Director	term
continuing directors	Age	since	expires	Principal occupation in the last 5 years
George F. Hasman	78	1989	2006	Retired, Mr. Hasman served as President of Middlefield until October 2000 but did not serve on a full-time basis. He previously served as Chairman and President of The Twinsburg Banking Company, which was sold to FirstMerit Corporation in 1982

James R. Heslop, II	50	2001	2006	Executive Vice President and Chief Operating Officer of the bank since 1996, Mr. Heslop became Executive Vice President and Chief Operating Officer of Middlefield on October 30, 2000. He became a director of the bank in July 1999 and a director of Middlefield on November 19, 2001. From July 1993 until joining the bank in April 1996, Mr. Heslop was a director, President, and Chief Executive Officer of First County Bank in Chardon, Ohio, an institution with total assets exceeding $40 million. First County Bank is an affiliate of FNB Corporation of Hermitage, Pennsylvania

Martin S. Paul	60	1999	2006	Mr. Paul has served as President of Paul Feed & Supply Co., Inc. in Garrettsville, Ohio, since 1970. Mr. Paul is also a partner in real estate and real estate development partnerships

     Directors of Middlefield also serve as directors of The Middlefield Banking Company. However, directors of the bank are elected annually and do not serve staggered terms. All of Middlefield’s directors are expected to be nominated and elected to serve as directors of the bank for the following year.

     There are no family relationships among any of Middlefield’s directors or executive officers. No director or executive officer of Middlefield serves as a director of (1) a company with a class of securities registered under or that is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, or (2) any investment company registered under the Investment Company Act of 1940. None of Middlefield’s directors or executive officers has been involved in any legal proceedings concerning bankruptcy, either individually or in respect of any businesses with which they have been involved. None of them have been convicted of any crime, excluding traffic violations and similar minor offenses.

     All of the current directors and director nominees are independent under the recently amended listing standards of the Nasdaq Stock Market, Inc., except for Messrs. Caldwell and Heslop.

     Under Nasdaq Rule 4200(a)(15) a director of Middlefield is independent if he or she:

•	is not employed by Middlefield now and was not employed by Middlefield during the last three years;

•	is not a family member of an individual who is or was during the last three years employed by Middlefield as an executive officer. The term family member includes a person’s spouse, parents, children, and siblings, whether by blood, marriage, or adoption, or anyone else residing in such person’s home;

•	has not accepted and whose family members have not accepted any payments from Middlefield in excess of $60,000 in any of the last three years (other than compensation for board or board committee service, payments arising solely from investments in Middlefield securities, compensation paid to a family member who is a non-executive employee of Middlefield, benefits under a tax-qualified retirement plan, non-discretionary compensation, or loans permitted under Section 13(k) of the Securities Exchange Act of 1934)

•	is not, and whose family members are not, a partner in, or a controlling shareholder (an individual who owns more than 20% of the issuer’s securities) of, or an executive officer of, any organization to which Middlefield made, or from which Middlefield received, payments for property or services in the last three years in excess of 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more;

•	is not, and whose family members are not, a current partner or employee of Middlefield’s outside auditor (S.R. Snodgrass, A.C.), or a partner or employee of Middlefield’s outside auditor who worked on Middlefield’s audit during the last three years; and

•	is not, and whose family members are not, employed as an executive officer of another entity on whose compensation committee any of Middlefield’s executive officers served during the past three years.

     Board Committees. The standing committees of Middlefield’s Board are the corporate governance and nominating committee, the compensation committee, and the audit committee.

     Corporate Governance and Nominating Committee. In February of 2004, Middlefield approved the charter and guidelines of the corporate governance and nominating committee. A current copy of the charter and guidelines are available on Middlefield’s website at www.middlefieldbank.com. A copy of the charter and guidelines are also available in print to shareholders upon request, addressed to Middlefield’s Secretary, Ms. Nancy C. Snow, at Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062. Members of the committee are appointed by the Board. The committee is composed of Directors Hasman (chairman of the committee), Coyne, and Frank, all of whom are considered by the Board to be independent directors within the meaning of Nasdaq Rule 4200(a)(15).

     The corporate governance and nominating committee will recommend to the Board the slate of director nominees to be proposed by the Board for election by the shareholders, any director nominees to be elected by the Board to fill interim director vacancies, and the directors to be selected for membership on and chairmanship of the committees of the Board. In addition, this committee will address general corporate governance matters on behalf of the Board and review with the Board, on an annual basis, the requisite skills and criteria for new Board members. The committee will also review the composition and function of the Board as a whole.

     Several factors will be considered by the committee when selecting individuals to be nominated for election to the Board. A candidate must meet any qualification requirements set forth in any corporate governance documents such as the committee’s charter and/or guidelines. A candidate must also not have been subject to certain criminal or regulatory actions. The committee will consider the following criteria in selecting nominees: personal qualities and characteristics, accomplishments, and reputation in the business community; financial, regulatory, and business experience; current knowledge and contacts in the communities in which Middlefield does business; ability and willingness to commit adequate time to Board and committee matters; fit of the individual’s skills with those of other directors and potential directors in building a Board that is effective and responsive to Middlefield’s needs; independence; and any other factors the Board deems relevant, including diversity of viewpoints, background, experience, and other demographics. In addition, prior to nominating an existing director for re-election to the Board, the committee will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills, and contributions that the existing director brings to the board; and independence.

     Middlefield’s corporate governance guidelines require a director to beneficially own at least 1,000 shares of Middlefield stock within three years of becoming a director. Directors currently serving on Middlefield’s Board have three years from the adoption of the guidelines to acquire the prerequisite number of shares. Middlefield’s corporate governance guidelines also establish a director retirement age. Upon reaching the age of 70, directors may serve on the Board until their three-year term ends. Middlefield directors may not be re-elected after their 70th birthday unless this requirement is waived by the Board or the corporate governance and nominating committee for a valid reason. The director retirement age requirement does not become effective until the 2005 Annual Meeting.

     The committee will consider nominees for the Board of Directors recommended by stockholders. A shareholder may submit a nomination for director by following the procedures specified in Article III, section 4, of Middlefield’s regulations. Among other things, these procedures require that the shareholder deliver to Middlefield’s Secretary a written notice stating the name and age of each nominee, the nominee’s principal occupation, and the number of shares of Middlefield common stock he or she beneficially owns. The written consent of the nominee to serve as a director must also be provided by the shareholder making the nomination. The information must be provided to the Secretary at least 60 days before the date corresponding to the date on which Middlefield’s proxy materials were mailed to shareholders for the previous year’s annual meeting, and no more than 120 days before that date. A nomination made by a shareholder who does not comply with these procedures will be disregarded.

     To identify nominees, the committee will rely on personal contacts as well as its knowledge of members of the local communities. The committee will also consider director candidates recommended by stockholders in accordance with the policies and procedures set forth above. The committee will determine whether a candidate is eligible and qualified for service on the Board by evaluating the candidate under the selection criteria set forth above. Middlefield has not previously used an independent search firm to identify nominees. Directors of the bank will be elected and nominated solely by Middlefield’s and the bank’s Board of Directors.

     Compensation Committee. The compensation committee establishes the compensation of the senior executive officers of Middlefield and the bank. In 2003, the members of Middlefield’s compensation committee and the bank’s compensation committee were Directors Frank (chair of the committee), Halstead, Hunter, and Paul. Middlefield’s compensation committee met 3 times in 2003.

     Audit Committee. The audit committee appoints Middlefield’s independent public auditor, reviews and approves the audit plan and fee estimate of the independent public auditor, appraises the effectiveness of the internal and external audit efforts, evaluates the adequacy and effectiveness of Middlefield’s accounting policies and financial and accounting management, supervises Middlefield’s internal auditor, and reviews and approves the annual financial statements. The audit committee has the authority to engage separate legal counsel and other advisors, as necessary, to execute its duties. The members of Middlefield’s audit committee are Directors Coyne (chair of the committee), Halstead, and Hasman. The audit committee met 2 times in 2003.

     Middlefield’s Board adopted a written charter for the Audit Committee in August 2001. The charter is reviewed on an annual basis, and was modified in September 2003 to reflect recent law changes and regulatory proposals under the Sarbanes-Oxley Act of 2002.

     Audit Committee Independence. Middlefield believes that none of the directors who serve on the audit committee have a relationship with Middlefield or the bank that would interfere with the exercise of independent judgment in carrying out their responsibilities as director. The Board, in its business judgment, has determined that all members of the Audit Committee meet the current independence requirements of the Nasdaq Stock Market and applicable rules and regulations of the Securities and Exchange Commission, and that Mr. Coyne satisfies the requirements for an “audit committee financial expert” promulgated by the SEC.

     Audit Committee Report. The audit committee has submitted the following report for inclusion in this proxy statement —

     The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2003, and has discussed the audited financial statements with management. The Audit Committee has also discussed with S.R. Snodgrass, A.C., Middlefield’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (having to do with accounting methods used in the financial statements). The Audit Committee has received the written disclosures and the letter from S.R. Snodgrass, A.C. required by Independence Standards Board Standard No. 1 (having to do with matters that could affect the auditor’s independence), and has discussed with S.R. Snodgrass, A.C. the independent auditors’ independence. Based on this, the Audit Committee recommended to the Board that the audited financial statements be included in Middlefield’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

     Submitted by the Audit Committee
     Richard T. Coyne
     Thomas C. Halstead
     George F. Hasman

     Board and Committee Meetings. Middlefield’s Board held 7 meetings in 2003. The individuals who served in 2003 as directors of Middlefield attended at least 75% of (1) the total number of Board meetings and (2) the total number of meetings held by all committees on which he or she served.

     The Board encourages directors to attend the Annual Meeting of Shareholders. All Middlefield’s directors who served in 2003 attended Middlefield’s 2003 Annual Meeting of Shareholders.

     Director Compensation. In 2003, Middlefield directors received compensation of $200 for each meeting attended. The Chairman of the Board received additional annual compensation of $2,400. Under Middlefield’s 1999 Stock Option Plan, options to acquire 1,102 shares of Middlefield common stock at an exercise price of $28.80 per share were granted effective June 14, 1999, to each Middlefield director who was not also a full-time officer or employee of Middlefield or the bank. The share amount and the exercise price are adjusted for the August 14, 2000 two-for-one stock split and the June 14, 2002 and December 12, 2003 5% stock dividends. The 1999 Stock Option Plan provides for an automatic grant of options on similar terms to any other nonemployee director elected or appointed after the May 12, 1999 adoption of the 1999 Stock Option Plan but during the term of the plan. Accordingly, if elected at the 2004 Annual Meeting, Directors McCaskey and Turk will receive options to acquire 1,102 shares of Middlefield common stock at an exercise price equal to the market value of the shares on the date of the grant. In December 2000, each of Middlefield’s seven non-employee directors received an additional grant of options to acquire 429 shares, exercisable at $21.77 per share (adjusted for the June 14, 2002 and December 12, 2003 5% stock dividends). In December 2002, each of Middlefield’s nonemployee directors received an option representing the right to acquire 210 shares at $27.14 per share (adjusted for the December 12, 2003 5% stock dividend).

     Directors are also entitled to life insurance benefits under the bank’s group term life insurance program, paying benefits ranging from $10,000 to $30,000 to the director’s beneficiaries if the director dies while in service to the bank.

     The Middlefield Banking Company entered into Director Retirement Agreements with each nonemployee director (each director other than Directors Caldwell and Heslop) in 2001. The agreements are intended to encourage existing directors to remain directors of the bank, assuring the bank that it will have the benefit of the directors’ experience and guidance in the years ahead. Middlefield and the bank believe it is necessary and appropriate to reward director service with a competitive compensation package, including Board fees and post-retirement benefits. The agreements provide directors with a retirement benefit that Middlefield considers modest.

     For retirement on or after the normal retirement age estimated for each director, ranging from ages 71 to 78, the Director Retirement Agreements provide for an annual benefit for ten years in an amount equal to 25% of the final average annual fees earned by the director in the three years before retirement. However, no benefits are payable unless the director has served as a director for at least five years, including years of service before the Director Retirement Agreements were entered into. If a director terminates service before his or her estimated normal retirement age for reasons other than death or disability, he or she will receive over a period of ten years a payment equal to the retirement-liability balance accrued by The Middlefield Banking Company at the end of the year before the year in which the director’s service terminated. However, no benefits are payable in the case of early termination unless the director is at least 55 years of age and has served as a director for at least five years, including years of service before the Director Retirement Agreements were entered into. If a director becomes disabled before his or her estimated normal retirement age, the director will receive a lump-sum payment in an amount equal to the retirement-liability balance accrued by The Middlefield Banking Company at the end of the year before the year in which disability occurred. If a change in control occurs and a director’s service terminates within 12 months after the change in control, the director will receive a lump-sum payment equal to the retirement-liability balance accrued by the bank at the end of the year before the year in which termination occurred. For this purpose, the term “change in control” means —

•	a merger in which Middlefield’s shareholders end up with less than 50% of the resulting company’s voting stock, or

•	a beneficial ownership report is required to be filed under sections 13(d) or 14(d) of the Securities Exchange Act of 1934 by a person (or group of persons acting in concert) to report ownership of 15% or more of Middlefield’s voting securities, or

•	during any period of two consecutive years, individuals who constitute Middlefield’s Board of Directors at the beginning of the two-year period cease for any reason to constitute a majority of the Board. Directors elected during the two-year period are treated as if they were directors at the beginning of the period if they were nominated by at least two-thirds of the directors in office at the beginning of the period, or

•	Middlefield sells substantially all of its assets to a third party, including sale of The Middlefield Banking Company.

     No benefits are payable under the Director Retirement Agreements to a director’s beneficiaries after the director’s death. The Director Retirement Agreements of Directors Frank, Halstead, Hunter, and Villers provide that The Middlefield Banking Company shall also obtain and maintain health insurance coverage for the lifetime of those directors and their spouses if the coverage can be obtained on commercially reasonable terms. A director forfeits all benefits under the Director Retirement Agreement if he or she is not nominated for reelection because of the director’s neglect of duties, commission of a felony or misdemeanor, or acts of fraud, disloyalty, or willful violation of significant bank policies, or if the director is removed by order of the FDIC.

The Board of Directors recommends a vote “FOR” election of Mr. James J. McCaskey to serve as director until the 2005 Annual Meeting or until his successor is elected and qualified.

The Board of Directors also recommends a vote “FOR” election of Messrs. Caldwell, Coyne, and Hunter, and Ms. Turk to serve as directors until the 2007 Annual Meeting or until their successors are elected and qualified

     Executive Officers. The executive officers of Middlefield and the bank who do not also serve as Middlefield directors are —

Name	Age	Principal occupation in the last 5 years
Jay P. Giles.	54	Mr. Giles is Senior Vice President — Senior Commercial Lender. He joined the bank in September 1998, having previously served as Vice President and Senior Commercial Lender at Huntington National Bank in Burton, Ohio, since 1985

Teresa M. Hetrick.	40	Ms. Hetrick is Senior Vice President — Operations/Administration. Ms. Hetrick served as Vice President and Secretary of First County Bank in Chardon, Ohio, before joining the bank in December 1996

Jack L. Lester.	58	Mr. Lester is Vice President — Compliance and Security Officer. He joined the bank in August 1990 as a loan officer and has served in his current position since 1991

Nancy C. Snow.	69	Ms. Snow is Secretary of Middlefield and Vice President, Secretary, and Branch Manager of the bank. She has been with the bank since 1979, and has served in her current capacities since the mid-1980s

Donald L. Stacy.	50	Mr. Stacy joined the bank in August 1999 and serves as its Senior Vice President and Chief Financial Officer. On October 30, 2000, he was appointed as the Treasurer and Chief Financial Officer of Middlefield. He previously served for 20 years with Security Dollar Bank and Security Financial Corp. in Niles, Ohio, where he was Senior Vice President and Treasurer

Alfred F. Thompson, Jr.	44	Mr. Thompson is the bank’s Vice President — Senior Retail Lender. Mr. Thompson has been with the bank since March 1996. He was promoted from loan officer to Assistant Vice President in 1997, and promoted again to his current position in 1998. Before joining the bank, Mr. Thompson served as Loan Officer in the Small Business Group of National City Bank, Northeast

     Executive Compensation. The following table shows compensation for services in all capacities for the fiscal years ended December 31, 2003, 2002, and 2001 for the President and Chief Executive Officer and for the other executive officers whose salary and bonus exceeded $100,000 during 2003. None of Middlefield’s executive officers receives any cash remuneration from Middlefield. All of the cash remuneration reflected in the table was paid by the bank. Because Middlefield’s business is expected to consist for the foreseeable future of acting merely as the holding company for The Middlefield Banking Company, Middlefield expects that no separate cash compensation will be paid to officers of Middlefield in addition to compensation paid to them by The Middlefield Banking Company.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
						(#)
				($)	($)	Securities	($)	($)
Name and		($)	($)	Other Annual	Restricted	Underlying	LTIP	All Other
Principal Position	Year	Salary (1)	Bonus (2)	Compensation	Stock Awards	Options	Payouts	Compensation
Thomas G. Caldwell	2003	$159,508	$28,712	(3)	—	3,150	—	$4,307	(4)
President and Chief	2002	$129,900	$0	(3)	—	1,500	—	$3,453
Executive Officer	2001	$123,700	$500	(3)	—	0	—	$10,003

James R. Heslop, II	2003	$131,661	$17,462	(3)	—	3,150	—	$2,328	(4)
Executive Vice	2002	$119,650	$0	(3)	—	1,500	—	$2,105
President and Chief	2001	$112,850	$500	(3)	—	0	—	$1,754
Operating Officer

Jay P. Giles Senior Vice	2003	$99,500	$9,950	(3)	—	2,100	—	$2,985	(4)
President —	2002	$98,000	$0	(3)	$340	1,050	—	$2,776
Senior Commercial Lender	2001	$97,500	$500	(3)	—	0	—	$2,925

(1)	Includes amounts deferred at the election of the named executive officers pursuant to the 401(k) plan. Also includes fees for service as a director of Middlefield or the bank.

(2)	Bonus for 2001 represents profit-sharing distributions. Profit-sharing distributions are made shortly after the end of the year in which earned. Bonus for 2003 represents annual incentive plan distributions.

(3)	Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total salary and bonus.

(4)	Represents matching contributions under the bank’s 401(k) plan. The value of life insurance benefits for the named executive officers is not reflected in the Summary Compensation Table. See “Executive Survivor Income Agreements.”

     Bank officers also have life insurance benefits under a group term life insurance program, paying benefits to the officer’s beneficiaries if the officer dies while employed by the bank, up to the lesser of (1) twice the officer’s annual salary at the time of death or (2) $140,000.

     Stock Option Plan. Middlefield’s 1999 Stock Option Plan provides for the grant of options to acquire a maximum of 126,640 shares of common stock. The 1999 Stock Option Plan also allows for the grant of stock appreciation rights, restricted stock, and performance unit awards. Options granted under the plan can be either incentive stock options or non-qualified stock options. Options to acquire 49,361 shares of Middlefield common stock were issued and outstanding as of March 24, 2004.

     Under the stock option plan, qualified stock options — also commonly known as incentive stock options or ISOs — may be granted to Middlefield’s or the bank’s officers and employees, and non-qualified stock options may be granted to directors, officers, and employees. No individual may be granted options to acquire more than 20% of the total shares acquirable by exercise of options that may be granted under the plan. Similarly, all non-employee directors as a group may be granted options to acquire no more than 20% of the total shares acquirable by exercise of options that may be granted under the plan. The stock option plan has a ten-year term, and it provides that options to acquire no more than 10% of the total shares acquirable under the plan may be granted in any one year. The plan is administered by a committee of at least 2 nonemployee directors.

     A qualified stock option, or ISO, is an option that satisfies the terms of Section 422 of the Internal Revenue Code of 1986. All other options granted under the stock option plan are non-qualified options, also known as NQSOs. All options granted to officers and employees under the plan to date are ISOs, and all options granted to non-employee directors are NQSOs. The exercise price of ISOs must be no less than the fair market value of the shares on the date of grant (or 110% of fair market value in the case of any ISO grant to a holder of more than 10% of Middlefield’s common stock), and the exercise price of NQSOs must be no less than book value at the end of the most recent fiscal year.

     The committee administering the stock option plan determines the vesting schedule of stock options. All stock options granted to date become fully exercisable one year after the date of grant. Options granted under the plan are not transferable except by will or the laws of descent and distribution, and are exercisable during the option grantee’s lifetime by the option grantee only. Exercisable options not exercised within three months after termination of the option holder’s service expire, except in the case of the option holder’s death, in which case they expire after one year. If the option holder’s service is terminated for cause, all of his options expire immediately. However, unexercisable options become fully exercisable if a tender offer for Middlefield common stock occurs or if Middlefield’s shareholders approve an agreement whereby Middlefield ceases to be an independent, publicly owned company or whereby Middlefield agrees to sale of substantially all of its assets. If a merger occurs and Middlefield is not the surviving entity, option holders have the right to receive in exchange for the value of their options the cash or other consideration paid in the merger.

     The following table shows stock option grants by Middlefield in 2003 to the individuals identified in the Summary Compensation Table above. No stock appreciation rights have been granted under the stock option plan.

OPTIONS/STOCK APPRECIATION RIGHTS GRANTED IN 2003

					Potential realizable value at
					assumed annual rates of stock
	Individual grants				price appreciation for option term
	Number of	Percent of total
	securities	options granted to	Exercise
	underlying options	employees in fiscal	price per
Name	granted	year	share	Expiration date	5%	10%
Thomas G. Caldwell	3,150	17.24%	$29.52	December 8, 2013	$58,480	$148,199

James R. Heslop, II	3,150	17.24%	$29.52	December 8, 2013	$58,480	$148,199

Jay P. Giles	2,100	11.49%	$29.52	December 8, 2013	$38,986	$98,799

AGGREGATED OPTIONS/STOCK APPRECIATION RIGHTS EXERCISED IN 2003
AND FISCAL YEAR-END 2003 OPTIONS/STOCK APPRECIATION RIGHT VALUES

     The following table shows the number of shares of Middlefield common stock acquired in 2003 or acquirable by option exercise by the individuals named in the Summary Compensation Table. The table also indicates the extent to which the options were exercisable at December 31, 2003, as well as the approximate value of the options based on the estimated fair market value of Middlefield common stock on December 31, 2003.

			Number of securities underlying
			unexercised options at fiscal year		Value of unexercised in-the-money
			end		options at fiscal year end (1)
	Shares acquired
Name	on exercise	Value realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas G. Caldwell	-0-	—	5,433	3,150	$34,702	$4,662

James R. Heslop, II	-0-	—	4,882	3,150	$33,110	$4,662

Jay P. Giles	-0-	—	1,601	2,100	$9,139	$3,108

(1)       The value of unexercised options equals the estimated fair market value of a share acquirable by exercise of an option at December 31, 2003, less the exercise price per share, multiplied by the number of shares acquirable by exercise of the options. Middlefield common stock is not actively traded and is not authorized for quotation or trading on any exchange or on Nasdaq. Solely for purposes of the table and for no other purpose, Middlefield estimated the per share market value of Middlefield common stock on December 31, 2003, at $31.00. This is an estimate only and does not necessarily reflect actual transactions in Middlefield common stock. The estimate does not necessarily reflect the price shareholders could obtain upon sale of their stock or the price at which shares of Middlefield common stock may be acquired. The estimate should not be taken to represent management or the Board’s estimate of the intrinsic value or appropriate market value of the common stock.

     Retirement Plan. Neither Middlefield nor the bank maintains a defined benefit or actuarial plan providing retirement benefits for officers or employees based on actual or average final compensation. The bank maintains a section 401(k) employee savings and investment plan for substantially all employees and officers of the bank who have more than one year of service. The bank’s contribution to the plan is based on 50% matching of voluntary contributions, up to 6% of compensation. An eligible employee may contribute up to 15% of his or her salary. Employee contributions are vested at all times. Bank contributions are fully vested after 6 years, vesting in 20% annual increments beginning with the second year.

     Profit-Sharing Plan. In 2003, the bank elected to discontinue its profit sharing plan. The profit sharing plan was replaced in 2003 with an annual incentive plan.

     Annual Incentive Plan. In 2003, the bank adopted an annual incentive plan designed to reward employees with additional cash compensation if certain objectives were achieved. The objectives are tied to the strategic and financial plans of the bank and address the areas of profitability, growth, asset quality, and customer service. Each employee has pre-determined goals and is provided with an update on the achievement of those goals on a quarterly basis. The plan may be terminated by the Board at any time. All employees are eligible to receive a payout under the plan. Distributions under the plan are made in the first quarter of the year if the established goals are achieved in the preceding year.

     Severance Agreements. Neither the bank nor Middlefield has written employment agreements with officers. Middlefield entered into severance agreements with six officers on November 28, 2001, including Messrs. Caldwell and Heslop. Messrs. Caldwell and Heslop’s 2001 severance agreements were amended in August of 2003 to increase the lump sum cash severance payment from two times the executives’ annual compensation to 2.5 times annual compensation, without modifying any other provisions of these agreements. Mr. Giles and another officer also entered into severance agreements in August of 2003. The initial term of the severance agreement is three years, renewing each year for an additional one-year term unless the Board determines that the executive has not met the requirements and standards of the Board and that the term therefore will not be extended.

     The severance agreements provide that the executive will be entitled to severance compensation if two conditions are satisfied —

1)	a change in control occurs during the agreement’s term, and

2)	the executive is involuntarily terminated within two years after the change in control or the executive voluntarily terminates employment for “good reason” within two years after the change in control.

     The severance compensation will be paid in a lump sum in cash within five days after termination of the executive’s employment. The amount of the severance compensation is two and a half times Messrs. Caldwell and Heslop’s annual compensation, and two times Mr. Giles’ annual compensation. This means the executive’s (1) base salary at the time of the change in control or at the time of termination of employment, whichever amount is higher, and (2) average bonus and incentive compensation in the three years preceding the year in which the change in control occurred. The severance compensation is not discounted to present value. The executive is also entitled to continued life, health, and disability insurance coverage for 24 months, and accelerated vesting of benefits under benefit plans. Middlefield has also agreed to pay up to $500,000 of legal fees incurred by the executives associated with the interpretation, enforcement, or defense of their rights under the severance agreements if Middlefield initiates the legal proceeding but the executive prevails.

     The term “change in control” can be defined in a variety of ways from one corporation to the next and from one benefit plan to the next. Under the severance agreements, a change in control means any of the following events occur —

•	Merger: Middlefield merges into or consolidates with another corporation, or merges another corporation into Middlefield, with the result in either case that less than a majority of the total voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were Middlefield shareholders immediately before the merger or consolidation, or

•	Acquisition of Significant Share Ownership: a person or group of persons acting in concert acquires the power to vote 15% or more of Middlefield’s common stock, or

•	Change in Board Composition: during any period of two consecutive years, individuals who constituted Middlefield’s Board at the beginning of the two-year period (including directors later elected by the Board, or later nominated by the Board for election by shareholders, by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the period) cease for any reason to constitute a majority, or

•	Sale of Assets: Middlefield sells to a third party substantially all of its assets.

     If the executive terminates employment for “good reason” within two years after a change in control, the executive will be entitled to severance benefits just as if he or she were terminated involuntarily and without cause. Under the severance agreements, “good reason” includes occurrence of any of the following events without the executive’s written consent —

•	Change in Status: an adverse change in the executive’s status, title, position, or responsibilities, or

•	Salary Reduction: a reduction in the executive’s annual compensation, or

•	Reduction of Benefits. the executive’s benefits under employee benefit plans are materially reduced, or

•	Liquidation or Merger: Middlefield merges with another entity, or transfers substantially all of its assets, or liquidates, unless the successor entity assumes all obligations under the severance agreements, or

•	Relocation of the Executive: the executive’s principal place of employment is relocated outside of Middlefield, Ohio.

     For a limited time after a change in control, the executive would also be entitled to severance compensation under the agreements if he or she terminates employment voluntarily with or without good reason. The period during which an executive may terminate employment for any reason or for no reason without forfeiting severance benefits begins 12 months after the change in control and continues for a period of 90 days. An executive terminated for cause is entitled to no severance compensation.

     Executive Survivor Income Agreements. In June 2003, The Middlefield Banking Company entered into Executive Survivor Income Agreements with various officers, including Messrs. Caldwell, Giles, and Heslop. The total death benefit payable to Mr. Caldwell’s beneficiaries if he dies in active service to the bank is $471,741, the benefit payable to Mr. Giles’ beneficiaries is $262,861, and the benefit payable to Mr. Heslop’s beneficiaries is $368,970. For their death after terminating active service with the bank, the death benefit for Mr. Caldwell’s beneficiaries is $471,741, the death benefit for Mr. Giles’ beneficiaries is $131,430, and $368,970 for Mr. Heslop’s beneficiaries. The benefit is payable if the officer who entered into the Executive Survivor Income Agreement dies in active service to the bank or if the officer previously terminated service with the bank —

•	as a result of disability,

•	by voluntary termination after having reached age 55 with 10 years of service to the bank,

•	by retirement at the normal retirement age of 65,

•	within 12 months after a change in control, if the officer’s termination of service was involuntary but without cause or voluntary but with good reason. For this purpose, good reason can exist if any of a number of adverse employment actions affecting the officer are taken after a change in control, such as a reduction in the officer’s salary or authority or relocation of the bank’s offices. As defined in the Executive Survivor Income Agreements, the term “change in control” includes events such as a merger or consolidation with another corporation where as a result less than a majority of the combined voting power of the resulting corporation after the merger or consolidation is held by persons who were holders of Middlefield’s voting securities, a sale of substantially all of Middlefield’s assets, acquisition by a person or group of 15% or more of Middlefield’s stock, and a change in composition of Middlefield’s Board of Directors such that the current directors cease to constitute a majority of the Board. No benefits are payable unless the officer dies before attaining the age of 85.

     Benefits payable under the Executive Survivor Income Agreements are not funded. The Executive Survivor Income Agreements represent the mere promise on the bank’s part to pay benefits, which will be paid from the bank’s general assets. To assure itself of funds sufficient to pay the promised death benefits, the bank purchased insurance on the three officers’ lives, through a single premium payment. The bank owns the policies and is the sole beneficiary. Of the total premium paid for insurance on the various officers’ lives, $495,873 is attributable to insurance purchased on the life of Mr. Caldwell, $502,412 is attributable to insurance purchased on the life of Mr. Giles, and $447,351 is attributable to insurance on the life of Mr. Heslop. The premium amounts are not reflected in the Summary Compensation Table. The bank expects that the policies’ death benefits will be sufficient to allow the bank to pay all benefits promised under the Executive Survivor Income Agreements and to recover in full the entire premium paid.

     Comparative Performance Graph. The graph below compares the cumulative total shareholder return on Middlefield common stock to the cumulative total return of the Nasdaq Total US Index and the SNL Financial L.C. index of 169 commercial banks and bank holding companies for which bid prices or trades are reported in the “pink sheets” of the National Quotation Bureau, LLC, a static paper-quotation medium printed weekly and distributed to broker/dealers, or on the OTC Bulletin Board, an electronic, screen-based market maintained by the National Association of Securities Dealers, Inc.’s subsidiary, NASD Regulation, Inc. The following comparison covers the period from June 16, 2001, the day Middlefield’s common stock became registered under section 12 of the Securities Exchange Act of 1934, to December 31, 2003. The graph assumes that $100 was invested on June 16, 2001 and that all dividends were reinvested.

COMPARISON OF THE CUMULATIVE TOTAL RETURN
OF
MIDDLEFIELD BANC CORP.,
THE SNL $100M - $500M OTC-BB AND PINK BANK INDEX,
AND THE NASDAQ - TOTAL US
FROM JUNE 16, 2001, TO DECEMBER 31, 2003

	Period Ending
Index	06/16/01	12/31/01	12/31/02	12/31/03
Middlefield Banc Corp.	100.00	93.20	117.28	133.40
NASDAQ - Total US (1)	100.00	96.27	66.56	100.26
SNL $100M-$500M OTC-BB and Pink Banks (1)	100.00	107.37	128.79	174.83

(1)     Middlefield is not among the approximately 4,000 companies included in the NASDAQ - Total US index. The SNL Securities $100M - $500M OTC-BB and Pink Bank Index is a market-weighted index that includes 169 commercial banks and bank holding companies with total assets between $100 million and $500 million, whose stocks trade over-the-counter on the OTC Bulletin Board or in the National Quotation Bureau, LLC’s pink sheets. Middlefield Banc Corp. is included in the SNL $100M - $500M OTC-BB and Pink Bank Index.

     Middlefield common stock is traded very infrequently. Although there is no established market for the common stock, bid prices are quoted from time to time under the symbol “MBCN” on the National Quotation Bureau, LLC’s pink sheets.

     Compensation Committee Report. The members of the compensation committee in 2003 were Directors Frank, Halstead, Hunter, and Paul, with Director Frank acting as chair of the committee. The committee recommends the compensation of executive officers of Middlefield and the bank, subject to approval by the Board. Messrs. Caldwell and Heslop do not participate in Board deliberations and voting concerning their own compensation. The committee utilized an independent compensation consulting firm to advise Middlefield on matters of short-term and long-term compensation for 2003.

     The committee’s executive compensation policies are designed to provide competitive levels of compensation to executive officers, rewarding them for individual performance and for Middlefield and the bank’s performance as a whole. Middlefield’s compensation program for executive officers comprises base salaries, cash incentive bonuses, and long-term incentives in the form of stock option grants. Each executive officer’s performance during the fiscal year is reviewed individually by the committee. Measurement of performance may be quantitative and/or qualitative depending upon the job under evaluation. In addition, each executive officer’s salary level is reviewed annually based upon performance of functional responsibilities, contribution to corporate strategic goals, experience, and demonstrated capabilities. Essentially, Middlefield’s executive compensation program has been designed to:

•	provide motivation to achieve strategic business goals,

•	support a pay-for-performance policy that rewards senior officers for corporate performance,

•	align the interests of management with those of Middlefield’s shareholders, and

•	provide compensation opportunities that are comparable to those offered by other peer group companies, allowing Middlefield to compete for and retain talented executives who are critical to Middlefield’s long-term success.

     Cash bonuses were paid to the chief executive officer and the other executive officers under an annual incentive plan adopted by the bank in 2003. Incentives paid under the plan were based on objective criteria tied to the financial performance of the bank. Bonuses under the plan were payable within certain ranges which varied by executive. The maximum bonus under the annual incentive plan was 30% of salary payable to the chief executive officer. The minimum bonus was 0%. The primary performance target was the bank’s return on average equity for the year. Cash incentive bonuses earned under the plan for 2003 were paid in February 2004. Except for an update on prescribed goals, the committee has re-adopted the plan for 2004.

     The compensation committee also administers the 1999 Stock Option Plan. Stock options are an important part of a competitive compensation package, creating a direct, personal incentive for officers to promote growth in a company’s stock price. The value of stock options to officers increases as the price of the underlying stock increases beyond the option exercise price, aligning officers’ financial interests more closely with shareholders’ interests. But having been registered under section 12 of the Securities Exchange Act of 1934 since the summer of 2001 only, Middlefield’s common stock is not widely followed and is traded very infrequently. As Middlefield’s public profile increases over time and as the market for financial stocks recovers, the committee believes that the value of stock options held by executive officers will increase in the years ahead.

     Mr. Caldwell’s 2003 salary was based on the committee’s subjective determinations concerning his performance and Middlefield’s overall performance. Additionally, his base salary was targeted at or near the 50th percentile of his peer group. Under Mr. Caldwell’s guidance in the past year, Middlefield achieved disciplined and conservative growth, while economic conditions at the national level continued to be somewhat challenging. A cash incentive award was payable under the annual incentive plan to Mr. Caldwell only if the bank achieved or exceeded a target level of return on average equity. The amount of the award increased if the bank exceeded the specified goal. Conversely, no award was payable if the bank did not achieve the specified goal. Long-term incentives in the form of stock options were granted to Mr. Caldwell in 2003. Stock options were granted at 100% of the fair market value of Middlefield’s common shares on the date of the grant. Options serve to directly align Mr. Caldwell’s interests with the interests of other shareholders, since Mr. Caldwell will not realize a benefit unless and until the market price of Middlefield’s common shares increases.

     The qualifying compensation regulations issued by the Internal Revenue Service under Internal Revenue Code section 162(m) provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to a covered employee to the extent that the remuneration exceeds $1.0 million for the applicable taxable year, unless certain conditions are satisfied. Salary and bonus amounts deferred by executives are not subject to section 162(m). Currently, remuneration is not expected to exceed $1.0 million for any employee. Therefore, compensation should not be affected by the qualifying compensation regulations. The compensation committee and Middlefield’s Board of Directors intend to maintain executive compensation within the section 162(m) deductibility limits, but could permit compensation exceeding the section 162(m) limits in the future.

     Submitted by the Compensation Committee
Frances H. Frank (committee chair) Thomas C. Halstead Donald D. Hunter Martin S. Paul

     Compensation Committee Interlocks and Insider Participation. None of the members of the compensation committee has served as an officer or employee of Middlefield or the bank. Director Frank is Secretary and Treasurer of The Frank Agency, Inc., a general insurance agency located in Middlefield. Mrs. Frank’s spouse is the principal executive officer of The Frank Agency, Inc. The Middlefield Banking Company has from time to time purchased and expects to continue to purchase insurance through The Frank Agency, Inc., including directors and officers liability insurance, blanket bond coverage, and pension and welfare benefits insurance. The Frank Agency, Inc. receives commissions and fees for its service as insurance agent for these purchases. The Middlefield Banking Company also pays fees for miscellaneous benefit plan-related administrative services provided by The Frank Agency, Inc. During 2003, fees and premiums for insurance purchased through The Frank Agency, Inc. did not exceed $60,000. Fees and premiums to be paid by The Middlefield Banking Company for insurance purchased through The Frank Agency, Inc. in 2004 are not expected to exceed $60,000.

     Directors and executive officers of Middlefield and the bank, and their associates, were customers of and had banking transactions with the bank in the ordinary course of business in 2003. Middlefield expects that these relationships and transactions will continue in the future. The existing transactions do not involve more than the normal risk of collectability or present other unfavorable features. Loans and commitments to lend included in these transactions were made and will be made in the future on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not employed by Middlefield or the bank. Senior Vice President Jay Giles is a director of a local non-profit housing corporation that has two loans that exceed $700,000 in the aggregate from the bank.

Fourth Proposal — Ratification of Appointment of Independent Auditor

     Middlefield’s independent auditor for the year ended December 31, 2003, was S.R. Snodgrass, A.C. The Audit Committee has selected, subject to shareholder ratification, S.R. Snodgrass, A.C. to be Middlefield’s independent auditor for the fiscal year ending December 31, 2004. We expect one or more representatives of S.R. Snodgrass, A.C. to be present at the Annual Meeting. The representative of S.R. Snodgrass, A.C. will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions.

     The following table sets forth the fees paid to S.R. Snodgrass, A.C. for services provided during fiscal years 2003 and 2002:

	2003		2002
Audit Fees (1)		$56,102		$52,337
Audit-Related Fees (2)	$		$
Tax Fees (3)		$9,073		$11,425
All Other Fees (4)	$		$

Total		$65,175		$63,762

(1) Represents aggregate fees billed or estimated to be billed for professional services rendered by S.R. Snodgrass, A.C. for the audit of Middlefield’s annual financial statements for the year ended December 31, 2002, and for S.R. Snodgrass, A.C.’s review of the financial statements included in Middlefield’s Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003, and Form 10-K for the year ended December 31, 2003.

(2) Represents fees for professional services that are reasonably related to the performance of the audit or review of Middlefield’s financial statements and are not reported under “Audit Fees.”

(3) Represents fees for professional services in connection with preparation of Middlefield’s federal and state tax returns and advisory services for other tax compliance and consulting matters.

(4) Represents fees for services other than those included in audit fees, audit-related fees, and tax fees.

     The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a budget. The independent auditors and management are required to periodically report to the audit committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis.

     Auditor Independence. The audit committee of the Board believes that the non-audit services provided by S.R. Snodgrass, A.C. are compatible with maintaining the auditor’s independence. To the best of Middlefield’s knowledge, none of the time devoted by S.R. Snodgrass, A.C. on its engagement to audit Middlefield’s financial statements for the year ended December 31, 2003 is attributable to work performed by persons other than full-time, permanent employees of S.R. Snodgrass, A.C.

The Board of Directors recommends a vote “FOR” ratification of the appointment of S.R. Snodgrass, A.C. as Middlefield’s independent auditor for the fiscal year ending December 31, 2004

Shareholder Proposals

     The proxy is solicited by management and confers discretionary authority to vote on any matters that properly come before the Annual Meeting or any adjournments thereof. If any matter not set forth in the Notice of Annual Meeting of Shareholders is properly presented at the 2004 Annual Meeting, the persons named as proxies will vote thereon in accordance with their best judgement.

     Shareholders desiring to submit proposals for inclusion in Middlefield’s proxy materials for the 2005 Annual Meeting must submit the proposals to Middlefield at its executive offices no later than December 6, 2004. We will not include in our proxy statement or form of proxy for the 2005 Annual Meeting a shareholder proposal that is received after that date or that otherwise fails to meet requirements for shareholder proposals established by Securities and Exchange Commission regulations.

     If a shareholder intends to present a proposal at the 2005 Annual Meeting without seeking to include the proposal in Middlefield’s proxy materials for that meeting, the shareholder must give advance notice to Middlefield. According to Article I, section 8, of Middlefield’s regulations, the shareholder must give notice at least 60 days but no more than 120 days before the date in 2005 corresponding to the mailing date of this proxy statement for the 2004 Annual Meeting. This proxy statement is being mailed to shareholders on or about April 5, 2004. Accordingly, a shareholder who desires to present a proposal at the 2005 Annual Meeting without seeking to include the proposal in Middlefield’s proxy materials for that meeting should provide notice of the proposal to Middlefield no earlier than December 6, 2004, and no later than February 4, 2005. If the shareholder fails to do so, Middlefield’s management proxies for the 2005 Annual Meeting will be entitled to use their discretionary voting authority on that proposal, without any discussion of the matter in Middlefield’s proxy materials. Shareholders who desire to submit a proposal for the 2005 Annual Meeting without seeking to include the proposal in Middlefield’s proxy materials for that meeting should refer to Article I, section 8, of Middlefield’s regulations for information concerning the procedures for submitting proposals, including information required to be provided by shareholders submitting proposals.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires Middlefield’s directors and executive officers, as well as any persons who own more than 10% of a registered class of Middlefield’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Middlefield stock. Based solely on review of the copies of such reports furnished to Middlefield and written representations to Middlefield, to Middlefield’s knowledge all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2003.

General

     The persons named in the proxy will vote all properly executed proxies. If a shareholder specifies a choice for a proposal to be acted upon, the proxy will be voted in accordance with his or her specifications. If no choice is specified, the proxy will be voted FOR the proposal to increase Middlefield’s Board size, FOR election of the nominees identified herein, and FOR ratification of Middlefield’s independent auditor.

     The Board is not aware of any business to come before the meeting other than those matters described in this proxy statement. However, if any other matters should properly come before the Annual Meeting, proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies, including matters relating to the conduct of the Annual Meeting.

     The cost of solicitation of proxies will be borne by Middlefield. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of the bank may solicit proxies personally or by telephone without additional compensation.

Shareholder Communications

     The Board has provided the following process for stockholders to send communications to the Board of Directors and/or individual directors. If the concern relates to Middlefield’s financial statements, accounting practices, or internal controls, the concern should be submitted in writing to the chairman of the audit committee in care of Ms. Nancy C. Snow, Secretary, at Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062. If the concern relates to Middlefield’s governance practices, business ethics, or corporate conduct, the concern should be submitted in writing to the chairman of the corporate governance and nominating committee in care of Ms. Nancy C. Snow, Secretary, at the same address as above. If the shareholder is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of Ms. Nancy C. Snow, Secretary.

Information Available to Shareholders

     Our 2003 Annual Report has been mailed to persons who were shareholders as of the close of business on March 24, 2004. Additional copies may be obtained without charge by written request. Middlefield files periodic reports and other information with the SEC under the Securities Exchange Act of 1934. Copies of the public portions of reports to the SEC may be inspected and copied at the headquarters of the SEC, 450 Fifth Street, NW, Washington, D.C. 20549. The SEC maintains an Internet web site containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

     If you and others who share your address own your shares in street name, your broker or other holder of record may be sending one copy only of the annual report and proxy statement to your address. Known as “householding,” this practice reduces Middlefield’s printing and postage costs. However, if you wish to receive a separate annual report or proxy statement in the future, you should contact your broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record. Shareholders who share an address to which a single annual report or proxy statement is delivered may orally or in writing request a separate copy of the annual report or proxy statement. Middlefield will deliver the separate annual report or proxy statement promptly at your request.

     A copy of Middlefield Banc Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission but without exhibits, will be furnished without charge to shareholders upon written request to: Mr. Donald L. Stacy, Chief Financial Officer, Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062.

Proxy Solicited by the Board of Directors
Annual Meeting of Shareholders
Middlefield Banc Corp.

     The undersigned shareholder of Middlefield Banc Corp. hereby constitutes and appoints George F. Hasman and Donald D. Hunter, and each of them, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Shareholders of Middlefield Banc Corp. to be held on May 12, 2004, and any adjournments and postponements thereof, and to vote the shares of common stock the undersigned would be entitled to vote upon all matters referred to herein and in their discretion upon any other matters that properly come before the Annual Meeting:

First Proposal — Increase Size of Board	For	Against	Abstain
To increase the size of the Board of Directors from nine to eleven directors	☐	☐	☐

Withhold Vote For
Second Proposal — Election of Director	For Nominee	Nominee
To elect the nominee identified below as director for a term of one year and until his successor is elected and qualified	☐	☐

James J. McCaskey

Withhold Vote For
Third Proposal — Election of Directors	For All Nominees	All Nominees
To elect the four nominees identified below as directors for terms of three years and until their successors are elected and qualified	☐	☐

Instruction: To withhold your vote for any individual nominee, strike a line through the nominee’s name:
Thomas G. Caldwell Richard T. Coyne Donald D. Hunter Carolyn J. Turk

Fourth Proposal — Ratification of Independent Auditor	For	Against	Abstain
To ratify the appointment of S.R. Snodgrass, A.C. as independent auditor for the fiscal year ending December 31, 2004	☐	☐	☐

     The Board recommends a vote FOR the First Proposal to increase the Board size, FOR the Second and Third Proposals regarding election of the identified nominees, and FOR the Fourth Proposal ratifying the appointment of S.R. Snodgrass, A.C. as the independent auditor

     The shares represented by this proxy will be voted as specified. Unless specified to the contrary, all shares of the undersigned will be voted “FOR” the proposal to increase Middlefield’s Board size, “FOR” election of the nominees identified above, and “FOR” ratification of the independent auditor. If any other business is properly presented at the meeting, this proxy will be voted by those named herein in accordance with their best judgment. The Board knows of no other business to be presented at the meeting.

     The undersigned acknowledges receipt from Middlefield Banc Corp., before execution of this proxy, of Notice of the Meeting, a Proxy Statement, and Annual Report.

Date:	, 2004	Signature

Signature
(Please sign exactly as your name appears on this card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian, or in another representative capacity, please give your full title. If a corporation, please sign in full corporate name by the President or other duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person (general partner).)

     Please mark, sign, date and return this proxy promptly using the postage-paid, self-addressed envelope provided